January 25, 2005

Board of Trustees
Russell Investment Funds
Tacoma, WA 98402

Ladies and Gentlemen:





As Compliance Manager, Investment
Operations of the Frank Russell
Investment Management Company,
I do hereby certify, to the best
of my knowledge, that for the quarter
ending December 31, 2004, no
transactions were effected on behalf
of the Russell Investment Funds
pursuant to SEC Rule 10f-3.

Very truly yours,

Susan Anderson Puz
Compliance Manager, Investment Operations



Russell Investment
Funds
P.O. Box 1616
Tacoma, Washington 98401-1616
253-627-7001
Fax: 253-591-3495